Exhibit (99.2)
BORG-WARNER AUTOMOTIVE, INC.
SALES BY OPERATING GROUP
------------------------------------------------------------------------------
(millions of dollars)

                         Fourth    Fourth       %    Twelve     Twelve     %
                         Quarter   Quarter   Change  Months     Months  Change
                         1996      1995              1996       1995
------------------------------------------------------------------------------

Powertrain Systems(1)   $151.7   $134.4     12.9%      $562.7    $544.8   3.3%

Automatic Transmission   116.7    128.2     -9.0%       481.8     454.4   6.0%
 Systems

Morse TEC                71.7      63.8     12.4%       276.5     257.6   7.3%

Air/Fluid Systems        93.4      29.0    222.1%       258.8     107.6  140.5%
-------------------------------------------------------------------------------
     Subtotal           433.5     355.4     22.0%     1,579.8   1,364.4   15.8%

Eliminations           (11.8)     (8.6)     37.2%      (39.7)    (35.3)   12.5%
-------------------------------------------------------------------------------
Total                  $421.7    $346.8     21.6%    $1,540.1  $1,329.1   15.9%
               ================================================================

(1) Included are sales from the North American manual transmission business of $19.8 million and $99.6 million for the fourth quarter and full-year of 1996 and $27.2 millions and $148.6 million for the respective periods of 1995.
